United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

June 2, 2010
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

1-6479-1
Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue

New York, New York  10017

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Information to be Included in the Report.

On June 2, 2010, Overseas Shipholding Group, Inc. (the “Registrant”) held its Annual Meeting of Stockholders at which stockholders elected thirteen directors, ratified the appointment of PricewaterhouseCoopers LLP as the Registrant’s independent registered public accounting firm for the year 2010 and approved an amendment and restatement of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan, as previously amended and restated as of June 10, 2008, and re-approved the section 162(m) performance goals under such plan.  All of the nominees for directors were duly elected to serve, subject to the Registrant’s By-laws, as directors of the Registrant until the next Annual Meeting and until election and qualification of their successors.

The tabulation of the votes cast for each nominee for Director was as follows:

NUMBER OF SHARES
NAME OF NOMINEE FOR DIRECTOR	VOTED FOR	WITHHELD AUTHORITY TO VOTE	BROKER NON-VOTES
Morten Arntzen	23,424,075	628,178	1,760,674
Oudi Recanati	21,404,659	2,647,594	1,760,674
G. Allen Andreas III	23,648,549	403,704	1,760,674
Alan R. Batkin	23,275,045	777,208	1,760,674
Thomas B. Coleman	23,648,582	403,671	1,760,674
Charles A. Fribourg	23,649,294	402,959	1,760,674
Stanley Komaroff	23,396,595	655,658	1,760,674
Solomon N. Merkin	23,400,754	651,499	1,760,674
Joel I. Picket	23,522,355	529,898	1,760,674
Ariel Recanati	21,545,113	2,507,140	1,760,674
Thomas F. Robards	23,645,658	406,595	1,760,674
Jean-Paul Vettier	23,648,636	403,617	1,760,674
Michael J. Zimmerman	23,522,372	529,881	1,760,674

The resolution to ratify the appointment of PricewaterhouseCoopers LLP as the Registrant’s independent registered public accounting firm for the year 2010 was ratified by a vote of 25,532,616 shares in favor, 262,693 shares against and 17,618 shares abstained.  There were no broker non-votes.

The resolution to approve an amendment and restatement of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan, as previously amended and restated as of June 10, 2008 and to re-approve the section 162(m) performance goals under such plan was adopted by a vote of 18,495,539 shares in favor, 5,179,567 shares against and 377,147 shares abstained.  There were 1,760,674 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: June 2, 2010	By: /s/James I. Edelson
	Name: Title:	James I. Edelson Senior Vice President, General Counsel and Secretary